Exhibit 10.30

AUTOMATIC DATA PROCESSING, INC. 2008 OMNIBUS AWARD PLAN
FORM OF PERFORMANCE STOCK UNIT AWARD AGREEMENT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2008 Omnibus Award Plan (the “Plan”), hereby irrevocably grants you (“Participant”), on XXXX XX, 20XX (the “Grant Date”), a Performance Stock Unit Award (the “Award”) of forfeitable performance stock units of the Company (“PSUs”), each PSU representing the right to receive one share of the Company's common stock, par value $0.10 per share (“Common Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS, Participant has been selected as a participant in the three-year performance stock unit program of the Company covering the Company's 20XX, 20XX and 20XX fiscal years, as described in the letter previously provided to Participant (the “PSU Award Letter”); and
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to Participant, on the terms and conditions described in this Performance Stock Unit Award Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.
(a)Award. Subject to the other terms and conditions contained in this Agreement, the actual number of PSUs that are earned, if any, pursuant to the terms and conditions of the Award will be determined by the Company (the “Total Award”) and shall be computed in accordance with Section 3 below, as a percentage of the sum of (i) the Target Number of PSUs set forth in the PSU Award Letter (the “Target Award”) plus (ii) any Dividend Equivalent PSUs (as defined below). The Total Award shall be a whole number of PSUs only.
(b)Performance Period; Measurement Period. Subject to the other terms and conditions contained in this Agreement, the performance period for the Award commenced on XXXX XX, 20XX and shall terminate on XXXX XX, 20XX (the “Performance Period”). During the Performance Period there will be three (3) separate measurement periods of the Company's performance based on the Company's earnings per share (“EPS”) growth for each of the Company's fiscal years in the Performance Period (each such fiscal year, a “Measurement Period”).
(c)Dividend Equivalents. Until shares of Common Stock are delivered to Participant in respect of the settlement of the Award, at no time shall Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with the Award and Participant shall have no right to dividends in respect of the Award; provided, however, that each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date to the Payout Date (as defined below), Participant shall be credited with an additional number of PSUs (the “Dividend Equivalent PSUs”) equal to (i) the quotient obtained by dividing the amount of such dividend by the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date, multiplied by (ii) the Total Award.
(d)Settlement. For Participants whose home country is the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by causing one share of Common Stock for each PSU in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date to be registered in the name of Participant and held in book-entry form on the Payout Date. For Participants whose home country is not the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by the payment to the Participant in cash (without interest) of an amount equal to the Fair Market Value of the PSUs (the U.S. dollar value of your PSUs will be converted into your local currency using the exchange rate determined by the Company) on the Payout Date subject to applicable withholding.

2.	Forfeiture of PSUs.
(a)Termination of Employment Generally. Except as otherwise determined by the Company in its sole discretion or as provided in Section 2(b) below, all PSUs and Dividend Equivalent PSUs shall be forfeited without consideration to Participant upon Participant's termination of employment with the Company or its Affiliates for any reason (and Participant shall forfeit any rights to receive shares of Common Stock or cash in respect of the Award).
(b)Termination After XXXX XX, 20XX due to Death, Disability or Retirement. In the event that after completion of the first Measurement Period in the Performance Period, Participant's employment with the Company is terminated due to death, Disability (as defined in the Plan) or retirement (defined for purposes of this Agreement as voluntary termination of employment at or after age 65, or age 55 with 10 years of service with the Company or its Affiliates), Participant shall be entitled to receive a pro-rata portion of the Award determined in accordance with Section 3. For the avoidance of doubt, if a Participant's employment is terminated prior to XXXX XX, 20XX, the Award and any rights to receive shares of Common Stock, cash and Dividend Equivalent PSUs with respect thereto, will be forfeited without consideration.

3.	Performance Determinations.
(a)Prior to or during each Measurement Period, the Company will adopt a schedule setting forth for such Measurement Period potential ranges of the Company's EPS growth relative to the prior fiscal year's EPS. Following completion of the Performance Period (or, if Participant's employment has terminated after the first Measurement Period within the Performance Period due to death or Disability, as soon as administratively feasible (in the Committee's sole discretion) following such termination), the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage; provided, that if Participant's employment has terminated in the manner described in Section 2(b), the Total Award shall be calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs, (ii) the Final Payout Percentage, and (iii) the Pro-Rata Percentage.
(b)For purposes of this Agreement:

(i)
“Final Payout Percentage” is a number, expressed as a percentage, equal to the sum of each Yearly Performance Percentage during the Performance Period, divided by 3; provided, however, that if the Company's total shareholder return (“TSR”) for the Performance Period is not positive, then the Final Payout Percentage shall not exceed 100% (the “TSR Cap”); provided, further, that the TSR Cap shall not apply to any Participant whose employment terminates due to death or Disability prior to completion of the Performance Period.

(ii)	“Payout Date” shall be:

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XXXX XX, 20XX or as soon as administratively feasible (but not later than 60 days) thereafter if Participant remains employed with the Company or its Affiliates until the end of the Performance Period;

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XXXX XX, 20XX or as soon as administratively feasible (but not later than 60 days) thereafter if Participant's employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period; provided that if Participant subsequently dies or becomes Disabled during the Performance Period, the Payout Date shall be as soon as administratively feasible (but not later than 60 days) after Participant's termination death or Disability; and

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as soon as administratively feasible (but not later than 60 days) after termination of employment if Participant's employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period.

(iii)
“Pro-Rata Percentage” is a number, expressed as a percentage, equal to the quotient of (i) the number of completed months from XXXX XX, 20XX until the earlier of the date of Participant's termination of employment or completion of the Performance Period, divided by (ii) 36.

(iv)
“Yearly Performance Percentage” is a number, expressed as a percentage, determined by the Company using straight line interpolation between the low and high of the EPS growth range for each Measurement Period based upon the Company's actual EPS growth for such Measurement Period; provided, that if Participant's employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to Participant's termination of employment; provided, further, that if Participant's employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period and Participant subsequently dies or becomes Disabled prior to completion of the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to Participant's death or Disability.

(c)
All determinations with respect to the Award or this Agreement by the Company or Committee, including, without limitation, determinations of EPS, EPS growth, TSR, Yearly Performance Percentage and Pro-Rata Percentage, and timing of settlements, shall be within the Company's absolute discretion and shall be final, binding and conclusive on Participant.

4.	Restrictive Covenant; Clawback; Incorporation by Reference.

(a)Restrictive Covenant. The effectiveness of the Award granted hereunder is conditioned upon the execution and delivery by Participant within ninety (90) days from the date of the Award of the restrictive covenant furnished herewith. If the Company does not receive the signed (whether electronically or otherwise) restrictive covenant within such ninety (90) day period, the Award shall be terminable by the Company.
(b)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the PSUs may be forfeited without consideration if Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between Participant and the Company or any Affiliate. If Participant engages in any activity referred to in the preceding sentence, Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the PSUs (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable Payout Date, of the shares of Common Stock or cash delivered to Participant under this Award), and repay such gain to the Company.
(c)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
5.Compliance with Legal Requirements. The granting and delivery of the Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
6.Transferability. No PSUs may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.
7.Miscellaneous.
(a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)No Right to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.
(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, Participant and Participant's beneficiaries, executors, administrators, heirs and successors.
(e)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of Participant under the Plan.
(f)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(g)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

AUTOMATIC DATA PROCESSING, INC. By:___________________________________ Name: Title: